Exhibit 10.6

SETTLEMENT AGREEMENT

This Agreement is entered into this 14th day of September, 2005, and is by and among Gary D. Aronson, individually and as Trustee of the Gary D. Aronson IRA (“Aronson”), John Gorton, Trustee of John S. Gorton Separate Property Trust Dated 3/3/93 (“Gorton” and together with Aronson, the “Plaintiffs”), A.C.T. Group, Inc. (“Group”), Advanced Cell, Inc., a Delaware Corporation (“Cell”), Michael D. West (“West”), William M. Caldwell, IV (“Caldwell”), Advanced Cell Technology, Inc., a Nevada corporation, formerly known as A.C.T. Holdings, Inc., (“Holdings”), Anthem Venture Partners (“Anthem”) and Greg Bonfiglio (“Bonfiglio”).  Together, Group, Cell, and West shall be referred to herein as the “Defendants”, and together Caldwell, Anthem, Bonfiglio and Holdings shall be referred to herein as the “Third Parties”.  Together, Defendants and the Third Parties shall be referred to as the “ACT Parties”.

WHEREAS, Group is obligated to the Plaintiffs pursuant to the promissory notes attached hereto as Exhibit A (the “Notes”); and

WHEREAS, Plaintiffs have commenced an action against the Defendants in the Commonwealth of Massachusetts, Superior Court, Worcester County, C.A. No. 04-0523 (the “Action”); and

WHEREAS, in connection with said Action, on February 18, 2005, the Plaintiffs filed a complaint for Contempt (the “First Complaint for Contempt”); and

WHEREAS, in connection with said Action, on April 20, 2005, the Plaintiffs filed a second complaint for Contempt (the “Second Complaint for Contempt” and together with the “First Complaint for Contempt”, the “Contempt Complaints”); and

WHEREAS, the parties hereto wish to settle the Action and Contempt Complaints pursuant to the terms and conditions contained herein.

NOW THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

1.                                       Actions Required By Plaintiffs.  The Plaintiffs hereby agree to take the following actions upon the receipt by the Plaintiffs of all of the documents referred to in Section 2 below (collectively referred to herein as the “ACT Party Documents”):

(a)                                  Dismiss with prejudice the First Complaint for Contempt and the Second Complaint for Contempt and file with the Court a Stipulation of Dismissal signed by all parties which shall be in the form attached hereto as Exhibit B.  This stipulation of dismissal shall be executed by the Plaintiffs and delivered to Holdings within three (3) business days following the receipt by the Plaintiffs of the ACT Party Documents.

(b)                                 Assign to Holdings all of the Plaintiffs’ right, title and interest in the Judgment issued to the Plaintiffs in the Action.  The assignment of the Judgment shall be in the form attached hereto as Exhibit C-1.  The assignment shall be executed and delivered by the Plaintiffs within three (3) business days following the receipt by the Plaintiffs of the ACT Party Documents.

(c)                                  Assign to Holdings all of the Plaintiffs’ right, title and interest in and to the Notes.  The assignment of the Notes shall be in form attached hereto as Exhibit C-2, provided however that Plaintiffs shall not make any representations, warranties or covenants with respect to the Notes, other than that that the Plaintiffs (severally) are the sole holders of the Notes and have the right and power to assign the same to Holdings.  The assignment and the original Notes shall be delivered by the Plaintiffs within three (3) business days following receipt by the Plaintiffs of the ACT Party Documents.

(d)                                 Plaintiffs shall execute and deliver to the ACT Parties the Release, the form of which is attached hereto as Exhibit D (the “Aronson Release”).  The Aronson Release shall be delivered by the Plaintiffs within three (3) business days following receipt by the Plaintiffs of the ACT Party Documents.

2.                                       Actions Required by Certain ACT Parties.  Those ACT Parties separately identified below hereby agree to take the following actions, all of which shall be completed on or before 5:00 p.m. EST, September 14, 2005:

(a)                                  Holdings will transfer by electronic funds to Plaintiffs’ Attorneys, Craig and Macauley Professional Corporation, in accordance with the wiring instruction attached hereto as

Exhibit E, the sum of (i) $194,298.44 (the “Legal Fee Amount”) and (ii) $138,226.00 (the “Cash Payment”).  The Legal Fee Amount represents the legal fees and expenses incurred by Plaintiffs in connection with the enforcement and attempted collection of the Notes and in connection with the representation of the Plaintiffs in any way related to the Notes as well as fees and expenses anticipated to be incurred by the Plaintiffs in connection with this Agreement, the agreements contemplated hereby, and the settlement of the Action.   If the actual amount of the legal fees and costs exceed the Legal Fee Amount as of the start of the seventh month following the date hereof, the ACT Parties shall upon demand pay to the Plaintiffs such additional amounts provided that such additional amounts shall not exceed $30,000.00.

(b)                                 Holdings shall execute and deliver to Plaintiffs the promissory notes attached hereto as Exhibit F (the “Holdings Notes”).  The outstanding principal and accrued interest under such notes may be converted into shares of Holdings pursuant to the terms contained in the Warrants attached hereto at Exhibit G-1 and Exhibit G-2.

(c)                                  Holdings shall execute and deliver to Plaintiffs the Warrants attached hereto as Exhibit G-1 and Exhibit G-2 (together, the “Warrants”).

(d)                                 The ACT Parties shall execute and deliver to the Plaintiffs the Release, the form of which is attached hereto as Exhibit H.

(e)                                  Holdings, Group and Cell and Anthem shall deliver to the Plaintiffs evidence of authority and necessary action to bind such parties to the actions taken hereunder and under the documents to be delivered hereunder, in form and substance satisfactory to the Plaintiffs, including without limitation, certificates of the secretary of each certifying as to the corporate votes/resolutions, incumbency of officers, article of incorporation and by-laws.

3.                                       Remedies.  In the event of a breach of this Agreement by any of the parties hereto, the non-breaching party shall be entitled, in addition to any other remedy that may be available to it, to a decree or order of specific performance to enforce the observance and performance of such obligations hereunder.

4.                                       Representations and Warranties- ACT Parties.  Each of the ACT Parties hereby represents and warrants to the Plaintiffs as of the date hereof that:

4.1                                 Each has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and all instruments and other documents executed and delivered to the Plaintiffs in connection herewith.

4.2                                 The execution, delivery and performance of this Agreement and the documents to be executed and delivered in connection herewith by each has been duly authorized by all necessary action on the part of each and does not and will not require any consent or approval of any other person that has not been obtained or violate any provision of its charter or bylaws.

4.3                                 This Agreement and each of the documents to be delivered in connection herewith constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditor’s rights and general equitable principles which may limit the availability of equitable remedies.

5.                                       Representations and Warranties- Plaintiffs.  Each of the Plaintiffs hereby represents and warrants to the ACT Parties as of the date hereof that:

5.1                                 Each has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and all instruments and other documents executed and delivered to the ACT Parties in connection herewith. In addition, each Plaintiff who signs this Agreement in a representative capacity represents and warrants that he or she is duly authorized to do so.

5.2                                 The execution, delivery and performance of this Agreement and the documents to be executed and delivered in connection herewith by each has been duly authorized by all necessary action on the part of each and does not and will not require any consent or approval of any other person that has not been obtained or violate any provision of its organizational documents, to the extent applicable.

5.3                                 This Agreement and each of the documents to be delivered in connection herewith constitutes a legal, valid and binding obligation enforceable against he, she, or it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditor’s rights and general equitable principles which may limit the availability of equitable remedies.

5.4                                 The Plaintiffs hereby represent and warrant to the Company that each is an “accredited investor” as defined in Section 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

5.5                                 The Plaintiffs further hereby represent and warrant to the Company that each such Plaintiff (1) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company; and (2) can afford to bear the economic risk of this investment for an indefinite period of time and has no need for liquidity in this investment.

5.6                                 The Plaintiffs further hereby represent and warrant to the Company that each such Plaintiff (1) is acquiring the Holdings Notes and Warrants for his, her or its own account, for investment, and not with a view to resale or distribution; and (2) is aware that the right to transfer the Holdings Notes and Warrants is restricted by the Securities Act of 1933, as amended, and applicable state securities laws.

6.                                       Notices:  All notices or deliveries required or permitted hereunder shall be in writing and may be given either by personal delivery or by depositing same in the United States Mail, with sufficient postage prepaid and sent by registered or certified mail, return receipt requested, addressed to the party set forth below, or such other address as either party may hereafter designate by notice to the other party, making specific reference to this paragraph of the Agreement.

PLAINTIFFS:

Gary D. Aronson
774 Mays Blvd.-10-PMB 128
Incline Village, NV 89451

and

John Gorton
2658 Del Mar Heights Road
#366
Del Mar, CA 92014

with a copy to:

Martin P. Desmery, Esquire
Craig and Macauley Professional Corporation
Federal Reserve Plaza
600 Atlantic Avenue
Boston, Massachusetts 02210

ACT PARTIES:	Advanced Cell Technology, Inc.
381 Plantation Street
Worcester, MA 01605
Attn: William M. Caldwell IV

with a copy to:

Christopher E. Howard, Esquire
Pierce Atwood LLP
One Monument Square
Portland, ME 04101

7.                                       Severability:  Each part of this Agreement is intended to be several.  If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, such illegality, invalidity, or unenforceability shall not affect the legality, validity, or enforceability of the remaining parts of this Agreement, and all such remaining parts hereof shall be valid and enforceable and have full force and effects as if the invalid or unenforceable part had not be included.

8.                                       Assignment:  This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the attachments hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns, provided however that none of the parties hereto may assign their rights or obligations hereunder without the prior written consent of all of the parties hereto, and no such attempted assignment shall be valid.

9.                                       Prior Understandings:  This Agreement supersedes any and all prior discussions and agreements between the parties hereto with respect to the matters contained herein, and this Agreement contains the sole and entire understanding between the parties hereto with respect to the transactions contemplated hereby.

10.                                 Governing Law:  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts.

11.                                 Jurisdiction:  With regard to any action related to this Agreement or the ACT Party Documents, service of process may be made upon the parties hereto by certified mail, return receipt requested, addressed to such party, as the case may be, at the address set forth in this Agreement, and the parties hereby agree to submit to the jurisdiction of any state or federal court located in the Commonwealth of Massachusetts.

12.                                 Collection Costs and Arbitration: Subject to Section 2(a) above, any attorney’s fees and costs incurred by any of the Plaintiffs hereafter in connection with the enforcement of the terms of this agreement and any of the ACT Party Documents, shall, together with interest at the applicable legal rate from the date incurred (or if there is no such legal rate, at 12% per annum) be paid on demand by Holdings.  This Agreement and all of the ACT Party Documents may, at the option of any of the Plaintiffs, be enforced via an expedited binding arbitration under the auspices of the Judicial Arbitration and Mediation Service (JAMS), under the JAMS streamlined arbitration rules and procedures, which judgment shall be final, non-appealable (except in cases of manifest arbitrator impropriety) and enforceable in any court of competent jurisdiction.

13.                                 Time of Essence:  Time is of the essence of this Agreement.

14.                                 Several Obligations:  The obligations of the ACT Parties hereunder shall be several and not joint.  The obligations of the Plaintiffs hereunder shall be several.

15.                                 Non-Disparagement:  The Plaintiffs and the ACT Parties, having knowledge of this Agreement, agree that they shall not disparage, slander, libel and will not interfere with the business of the other party, corporation or entity, in trade, or to any member of the general public.  Nothing herein shall prevent any of the parties hereto from pursuing claims, or defending itself in connection with any claims asserted against it; provided, however, in no event shall either party pursue any claim or take any other action that is other prohibited under the applicable Releases executed in connection herewith.

16.                                 Independent Decision:  Each of the Plaintiffs and the ACT Parties, in making the decision to enter into this Agreement, has relied upon independent investigations made by it, has conducted its own due diligence investigation, has been given access and the opportunity review all information it deemed relevant, and has consulted with his, her or its own attorney(s) or other advisers prior to entering into this Agreement.

17.                                 Execution:  This document may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute on agreement.  A facsimile signature on a signature page hereof shall be considered an original signature for all purposes.

(signature pages to follow)

Executed under seal the date first written above.

/s/ Sharyl Grayson	/s/ Gary D. Aronson
Witness	Gary D. Aronson, Individually and as Trustee of the Gary D. Aronson IRA

/s/ illegible	/s/ John Gorton
Witness	John Gorton, Trustee of John S. Gorton Separate Property Trust dated 03/03/93

A.C.T. GROUP, INC.

/s/ Karen Carter	By:	/s/ Michael D. West
Witness		Michael D. West, President

ADVANCED CELL, INC.,
a Delaware corporation
(f/k/a Advanced Cell Technology, Inc.)

/s/ Jonathan Atzen	By:	/s/ William M. Caldwell, IV
Witness		Name: William M. Caldwell, IV
Title: Chief Executive Officer

/s/ Karen Carter	/s/ Michael D. West
Witness	Michael D. West

/s/ Jonathan Atzen	/s/ William M. Caldwell, IV
Witness	William M. Caldwell, IV

ADVANCED CELL TECHNOLOGY, INC.,
a Nevada corporation, formerly known as
A.C.T. Holdings, Inc.

/s/ Jonathan Atzen	By:	/s/ William M. Caldwell, IV
Witness		William M. Caldwell, IV
Chief Executive Officer

ANTHEM VENTURE PARTNERS

/s/ illegible	By:	/s/ Gregory Bonfiglio
Witness		Name: Gregory Bonfiglio
Title:

/s/ illegible	/s/ Gregory Bonfiglio
Witness	Greg Bonfiglio

Settlement